EXHIBIT 99.1

Contacts:

Aehr Test Systems	MKR Investor Relations Inc.
Chris Siu	Todd Kehrli or Jim Byers
Chief Financial Officer	Analyst/Investor Contact
csiu@aehr.com	(323) 468-2300
:	aehr@mkr-group.com

Aehr Test Systems to Acquire Incal Technology, Expanding its Addressable Market Within the Rapidly Growing AI Semiconductor Market

Fremont, CA (July 16, 2024) – Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced it entered into a stock purchase agreement to acquire all of the outstanding capital stock of Incal Technology, Inc., a Fremont, California-based, privately held manufacturer of packaged part reliability/burn-in test solutions used by a significant number of leading Artificial Intelligence (AI) semiconductor manufacturers.

The acquisition expands Aehr’s product portfolio to include Incal’s highly acclaimed test solutions, particularly its ultra-high-power capabilities for AI accelerators, GPUs, and high-performance computing (HPC) processors. AI semiconductors are among the highest power consumption devices in the entire semiconductor industry, with power levels of recent devices reaching 1,000 watts or more, well beyond any existing devices. These previously unseen power levels require new, unique test solutions that Aehr will now provide.

Incals’ high-power capabilities, combined with Aehr’s industry-leading lineup of wafer level test and reliability solutions, uniquely positions Aehr to capitalize on this rapidly growing opportunity within the AI semiconductor market as a turn-key provider of reliability and testing that span from engineering to high volume production.

Gayn Erickson, President and CEO of Aehr Test Systems, commented, “The rapidly growing artificial intelligence semiconductor market is still in the early stages, and we see a significant opportunity in this market for wafer level burn-in using our new high-power FOX multi-wafer production system. In addition, given the unique challenges of testing very high-power devices related to AI processors, there is a very real need for a significant amount of engineering qualification and process development as well as a significant new opportunity for production reliability screening at the packaged part level.

“We believe that Incal’s new family of ultra-high-power solutions have significant technological and commercial advantages over other solutions, enabling Aehr to capture an even larger share of the AI semiconductor test market. In addition, Incal is in a unique position with intimate knowledge and working relationships with a significant number of AI industry leaders, providing a front-row seat to the technology needs of these customers. Incal is shipping systems today for use by a broad range of companies and their subcontract manufacturing and test houses for reliability testing for AI, GPU, network, and HPC processors, with many of these companies projecting needs to move to high volume, production level burn-in of these devices.

“Both Aehr and Incal believe there is a tremendous opportunity to grow this business substantially. Incal has world-class system hardware and software architecture and customers that have a high degree of customer loyalty for their products. Aehr brings worldwide sales and support infrastructure as well as high volume manufacturing that together we feel will quickly address customer demand of very high global growth rate of AI and other high-power semiconductors. We also bring R&D resources, technology and processes, and the financial resources to be able to enhance and accelerate new needs that customers may ask for. This unique combination strongly positions Aehr to capitalize on the significant opportunity within the AI semiconductor market.”

Alberto Salamone, President and CEO at Incal, stated, “We believe Aehr’s manufacturing capabilities and capacity together with their global applications and support resources can immediately benefit Incal’s customers and help them accelerate their adoption of our systems and meet their quality/reliability and production burn-in capacity needs. We are thrilled to join the Aehr Test family and combine our unique technology to capitalize on the incredible growth in AI processors and semiconductors worldwide.”

Under the terms of the agreement, Aehr will acquire all the outstanding capital stock of Incal Technology, Inc. for a purchase price of $21 million, consisting of $14 million in cash and 552,355 shares of Aehr common stock at $12.673 per share, the average closing price of Aehr stock for the ten (10) trading days ending on the first (1st) trading day immediately preceding the date of the Agreement, payable at closing and subject to certain post-closing adjustments with respect to working capital. For the period ended June 30, 2024, Incal recorded trailing 12-month revenue for test and burn-in systems, consumable burn-in boards and device electrical sockets and accessories of approximately $12 million. Aehr Test expects the acquisition to be immediately accretive. The transaction has been approved by the board of directors of both companies and is not subject to any financing condition. The acquisition is expected to close within the next 60 days.

About Aehr Test Systems

Headquartered in Fremont, California, Aehr Test Systems is a leading provider of test solutions for testing, burning-in, and stabilizing semiconductor devices in wafer level, singulated die, and package part form, and has installed thousands of systems worldwide. Increasing quality, reliability, safety, and security needs of semiconductors used across multiple applications, including electric vehicles, electric vehicle charging infrastructure, solar and wind power, computing, data and telecommunications infrastructure, and solid-state memory and storage, are driving additional test requirements, incremental capacity needs, and new opportunities for Aehr Test products and solutions. Aehr has developed and introduced several innovative products including the FOX-PTM families of test and burn-in systems and FOX WaferPakTM Aligner, FOX WaferPak Contactor, FOX DiePak® Carrier and FOX DiePak Loader. The FOX-XP and FOX-NP systems are full wafer contact and singulated die/module test and burn-in systems that can test, burn-in, and stabilize a wide range of devices such as leading-edge silicon carbide-based and other power semiconductors, 2D and 3D sensors used in mobile phones, tablets, and other computing devices, memory semiconductors, processors, microcontrollers, systems-on-a-chip, and photonics and integrated optical devices. The FOX-CP system is a low-cost single-wafer compact test solution for logic, memory and photonic devices and the newest addition to the FOX-P product family. The FOX WaferPak Contactor contains a unique full wafer contactor capable of testing wafers up to 300mm that enables IC manufacturers to perform test, burn-in, and stabilization of full wafers on the FOX-P systems. The FOX DiePak Carrier allows testing, burning in, and stabilization of singulated bare die and modules up to 1024 devices in parallel per DiePak on the FOX-NP and FOX-XP systems up to nine DiePaks at a time. For more information, please visit Aehr Test Systems’ website at www.aehr.com.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Aehr’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern Aehr’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, future requirements and orders of Aehr’s new and existing customers; Aehr’s ability to receive orders and generate revenue in the future, as well as Aehr’s beliefs regarding the factors impacting the foregoing, including the growth of the markets referred to herein; Aehr’s ability to integrate Incal efficiently; the timing and extent to which the acquisition is accretive; the closing of the acquisition; and the growth of the markets referred to herein. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Aehr’s recent Form 10-K, 10-Q and other reports filed from time to time with the Securities and Exchange Commission. Aehr disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

#  #  #

2